SCHEDULE II
                    INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-GENERAL HOUSEWARES

 GAMCO INVESTORS, INC.

                5/24/95           15,000-           12.1017
                5/09/95            1,000-           12.4000
                4/05/95              500-           13.1250
                3/31/95            1,000-           13.3750
                3/28/95            2,000-           13.0625




























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.




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